Exhibit 99.1

Hercules to Expand Review of Investment Management Structural Alternatives

Special Meeting of Shareholders Indefinitely Postponed and Initial Proposal to Approve Investment Advisor Withdrawn

PALO ALTO, Calif., May 15, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced that the Company will expand its ongoing review designed to determine the most appropriate investment advisory structure to enhance shareholder value.

Accordingly, the Special Meeting of Stockholders previously scheduled for June 29, 2017 has been postponed indefinitely, and the proposal to seek stockholder approval to adopt an external investment management structure has been withdrawn at this time.

“We intend to reflect shareholder input we received during our most recent shareholder outreach in our considerations of adjustments and alternatives,” stated Manuel A. Henriquez, Chairman and Chief Executive Officer of Hercules. “The objective of the Company and our Board has and continues to be creating value for all of our shareholders. In light of the evolving market environment, we continue to believe that externalization will build on our competitive advantages and position the Company for continued growth. We will continue to act in the best interests of our shareholders and we look forward to building on our collaborative relationship.”

Allyn C. Woodward, Jr., Lead Independent Director of the Hercules Board, said, “Our decision to go down this path was made after careful deliberation and was informed by feedback from Hercules’ shareholders. As part of the Company’s expanded review, the Independent Directors intend to engage an independent financial adviser to consider all available options with regard to the Company’s investment management structure. We are committed to identifying and implementing the best path forward to position the Company to maximize investment returns and deliver enhanced value for all shareholders.”

The Company’s Board of Directors has not set a timetable for this review process, and there can be no assurance that the Board’s review process will result in an external investment management structure being proposed or adopted or whether a special meeting will be held, or if externalization is undertaken, as to its terms, counterparty structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Hercules Board has approved a specific alternative or otherwise concludes its review process.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.7 billion to over 375 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has one outstanding bond issuance of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may also make related oral, forward-looking statements that reflect its current views with respect to future events. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements contained in this press release are not representations of future outcomes or performance and are subject to uncertainties and other factors that could cause actual outcomes or performance to differ materially from those expressed in the forward-looking statements including, without limitation, arising from the Company’s decision to undertake a broader review of its investment advisory structure, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate or incomplete and, as a result, the forward-looking statements based on those assumptions also could be not correct. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and except as required by applicable law, Hercules assumes no obligation to update the forward-looking statements for subsequent events or otherwise.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com